EXHIBIT 4.3 - COLLATERAL SERIES SUPPLEMENT
                                                                [EXECUTION COPY]

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                          COLLATERAL SERIES SUPPLEMENT

                            Dated as of July 19, 2002
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                         DC FUNDING INTERNATIONAL, INC.
                                   Transferor

                       FIRST NORTH AMERICAN NATIONAL BANK
                                    Servicer

                                       and

                               JPMORGAN CHASE BANK
                                     Trustee

                  on behalf of the Collateral Certificateholder


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                         FNANB CREDIT CARD MASTER TRUST
                                COLLATERAL SERIES

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
                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
Section 1.    Designation...................................................  1

Section 2.    Definitions...................................................  2

Section 3.    Reassignment and Transfer Terms...............................  4

Section 4.    Delivery and Payment for the Collateral Certificates..........  5

Section 5.    Form of Delivery of Collateral Certificates...................  5

Section 6.    Article IV of Agreement.......................................  6

                                   ARTICLE IV
                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.2   Allocations...................................................  6

Section 7.    Early Amortization Events and Events of Default...............  6

Section 8.    Modification to and Ratification of Agreement.................  6

Section 9.    Counterparts..................................................  7

Section 10.   Governing Law.................................................  7

Section 11.   Concerning the Trustee........................................  7

         COLLATERAL SERIES SUPPLEMENT dated as of July 19, 2002 (this "Series Supplement"), among DC FUNDING INTERNATIONAL, INC., a Delaware corporation, as Transferor, FIRST NORTH AMERICAN NATIONAL BANK, a national banking association, as Servicer, and JPMORGAN CHASE BANK, a New York banking corporation and successor trustee to First Union National Bank, as Trustee under the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001, among the Transferor, the Transferor under the Prior Agreement, the Servicer and the Trustee (the "Agreement").

                             PRELIMINARY STATEMENTS

         WHEREAS, DC Funding, as Transferor, FNANB as Transferor under the Prior Agreement (as defined therein) and as Servicer, and the Trustee are parties to the Agreement;

         WHEREAS, Section 6.9 provides, among other things, that DC Funding and the Trustee may at any time and from time to time enter into one or more supplements to the Agreement for the purpose of authorizing the issuance of one or more new Series of Investor Certificates; and

         WHEREAS, DC Funding and FNANB are entering into this Series Supplement with the Trustee to provide for the issuance of a new Series of Investor Certificates;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, DC Funding, FNANB and the Trustee hereby agree as follows:

         Section 1. Designation. There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Collateral Certificates." The Transferor and the Servicer each hereby enter into this Series Supplement with the Trustee as required by
Section 6.9(c) of the Agreement to provide for the issuance, authentication and delivery of the Collateral Certificates. The Collateral Certificates will be transferred by the Transferor to FNANB Credit Card Master Note Trust (the "Note Trust") pursuant to a Transfer and Servicing Agreement dated as of July 1, 2002 (the "Transfer and Servicing Agreement") among the Transferor, the Servicer and the Note Trust. The Note Trust will pledge the Collateral Certificates as collateral for one or more series of notes (each, a "Note Series") to be issued by the Note Trust pursuant to a Master Indenture dated as of July 1, 2002 between the Note Trust and JPMorgan Chase Bank, as indenture trustee, and one or more supplements to the Master Indenture (each, an "Indenture Supplement" and, together with the Master Indenture referred to above, the "Indenture"). The portions of the Collateral Certificates primarily securing each Note Series shall be treated as separate Series (each, a "Collateral Series") under the Agreement and this Series Supplement. Certain terms pertaining to each Collateral Series will be defined in the applicable Indenture Supplements (but are hereby incorporated by reference into this Series Supplement), including whether such Collateral Series is a Principal Sharing Series, whether such Collateral Series is one of the Series of Group One and the Minimum Transferor Interest Percentage and Minimum Aggregate Principal Receivables for such Collateral Series. Unless and until the Trust has been terminated as permitted by Section 3(b) of this Series Supplement: (a) each Indenture Supplement executed and delivered by the Note Trust shall be deemed to supplement this Series Supplement; (b) a new Collateral

Series shall be deemed to be issued upon the issuance of each Note Series and shall have the same designation (e.g., Series 2002-A) and Classes and belong to the same Group as the related Note Series; (c) the amounts payable as interest and principal on such Collateral Series shall equal the aggregate of the amounts payable on the related Note Series and shall be payable at the times and in the amounts specified in the Indenture Supplement for such Note Series, (d) all amounts available and applied as credit enhancement with respect to such Note Series shall be deemed to be available and applied as credit enhancement with respect to such Collateral Series; (e) all amounts payable to the Transferor pursuant to the related Indenture Supplement shall be deemed to be payable to the Transferor pursuant to this Series Supplement; and (f) the conditions defined in Section 6.9 of the Agreement for issuance of new Series must be satisfied in connection with each issuance of a Note Series. The provisions of
Section 6.9(b) of the Agreement with respect to the delivery of an Opinion of Counsel to the effect that a newly issued Series of Investor Certificates will be characterized as either indebtedness or an interest in a partnership (that is not taxable as a corporation) under existing law for federal income tax purposes shall not be applicable to the Collateral Certificates.

         Section 2. Definitions. If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement, as amended or supplemented by this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are used herein as defined in the Agreement. Unless otherwise stated herein, as the context requires or if such term is defined in the Agreement, each capitalized term defined herein shall relate only to the Collateral Certificates and no other Series of Certificates issued by the Trust.

         "Accumulation Period" is defined (if at all), for any Collateral Series or related Class, in the related Indenture Supplement.

         "Amortization Period" has the meaning specified in the Agreement; provided, however, that for purposes of that definition and any Collateral Series, any additional type of amortization period may be specified in the related Indenture Supplement.

         "Business Day" has the meaning specified in the Agreement; provided, however, that, for purposes of that definition and any Collateral Series, any additional city may be specified in the related Indenture Supplement.

         "Certificate Rate" means, for any Class of any Collateral Series, the rate per annum (or the formula on the basis of which such rate shall be determined) specified for the corresponding Class of the related Note Series in the related Indenture Supplement.

         "Closing Date" means, for any Collateral Series, the "Closing Date" for the related Note Series, as defined in the related Indenture Supplement.

         "Collateral Certificates" is defined in Section 1 of this Series Supplement.

         "Collateral Series" is defined in Section 1 of this Series Supplement.

         "Collection Period" is defined in the Agreement, except as may be otherwise specified for any Collateral Series in the related Indenture Supplement.

         "Controlled Amortization Period" is defined (if at all), for any Collateral Series or related Class, in the related Indenture Supplement.

         "Determination Date" has the meaning specified in the Agreement, except as may be otherwise specified for any Collateral Series in the related Indenture Supplement.

         "Distribution Date" has the meaning specified in the Agreement, except as may be otherwise specified for any Collateral Series in the related Indenture Supplement.

         "Early Amortization Period" is defined (if at all), for any Collateral Series or related Class, in the related Indenture Supplement.

         "Enhancement" is defined in the Agreement, except as may be otherwise specified for any Collateral Series in the related Indenture Supplement.

         "Enhancement Invested Amount" is defined (if at all), for any Collateral Series or related Class, in the related Indenture Supplement.

         "Enhancement Provider" is defined (if at all), for any Collateral Series or related Class, in the related Indenture Supplement.

         "Finance Charge Shortfall" means, for any Collateral Series, the Finance Charge Shortfall for the related Note Series, as defined in the related Indenture Supplement.

         "Fixed Allocation Percentage" means, for any Collateral Series, the "Fixed Allocation Percentage" for the related Note Series as defined in the related Indenture Supplement.

         "Floating Allocation Percentage" means, for any Collateral Series, the "Floating Allocation Percentage" for the related Note Series as defined in the related Indenture Supplement.

         "Indenture" is defined in Section 1 of this Series Supplement.

         "Indenture Supplement" is defined in Section 1 of this Series
Supplement.

         "Initial Invested Amount" means, for any Collateral Series, the "Initial Invested Amount" for the related Note Series as defined in the related Indenture Supplement.

         "Invested Amount" means, for any Collateral Series, the "Invested Amount" for the related Note Series as defined in the related Indenture Supplement.

         "Invested Percentage" means, for any Collateral Series, the "Invested Percentage" for the related Note Series as defined in the related Indenture Supplement.

         "Investor Certificate" means a Collateral Certificate.

         "Investor Charge Offs" means, for any Collateral Series, the "Investor Charge Offs" for the related Note Series as defined in the related Indenture Supplement.

         "Investor Default Amount" means, for any Collateral Series, the "Investor Default Amount" for the related Note Series as defined in the related Indenture Supplement.

         "Investor Monthly Servicing Fee" means, for any Collateral Series, the "Investor Monthly Servicing Fee" for the related Note Series as defined in the related Indenture Supplement.

         "Issuer" is defined in the Indenture.

         "Note Series" is defined in Section 1 of this Series Supplement.

         "Note Trust" is defined in Section 1 of this Series Supplement.

         "Principal Amortization Period" is defined (if at all), for any Collateral Series or related Class, in the related Indenture Supplement.

         "Principal Shortfall" means, for any Collateral Series, the "Principal Shortfall" for the related Note Series, as defined in the related Indenture Supplement.

         "Record Date" is defined in the Agreement, except as may be otherwise specified for any Collateral Series in the related Indenture Supplement.

         "Servicing Fee Percentage" means, for any Collateral Series, the "Servicing Fee Percentage" for the related Note Series, as defined in the related Indenture Supplement.

         "Shared Excess Finance Charge Collections" means, for any Collateral Series, all amounts identified as such in the related Indenture Supplement.

         "Shared Principal Collections" means, for any Collateral Series, all amounts identified as such in the related Indenture Supplement.

         "Stated Series Termination Date" means, for any Collateral Series, the Final Series Maturity Date for the related Note Series defined in the related Indenture Supplement.

         "Transfer and Servicing Agreement" is defined in Section 1 of this Series Supplement.

         Section 3. Reassignment and Transfer Terms.

         (a) If the Transferor purchases, redeems or prepays any Note Series pursuant to an optional redemption provision under the related Indenture Supplement, then the related Collateral Series shall be deemed to have been retired. Upon the termination of any Note Series pursuant to the Indenture, the related Collateral Series shall also terminate.

         (b) Once each Series of Certificates issued under the Agreement has been retired, other than the Collateral Series and any other Series the requisite holders of which have consented to the following transactions, the holder of the Transferor Interest shall have the option to transfer the Transferor Interest to the Note Trust, upon which transfer the Trust shall terminate, and all of the Trust Assets shall be distributed to the Note Trust, as holder of all of the beneficial interests in the Trust; provided, however, that such termination shall not take effect until the Transferor has delivered to the Indenture Trustee (ii) an amendment to the Receivables Purchase Agreement to appropriately change references to the Trust, the Agreement and the Trustee and (ii) favorable legal opinions as to (A) the enforceability of any documents executed by the Transferor in connection with such termination, (B) the validity and priority of the security interest in the Receivables and the proceeds thereof granted by the Transferor to Issuer pursuant to the Transfer and Servicing Agreement, on terms substantially similar to the most recent legal opinion delivered by the Transferor's counsel as to the validity and priority of the security interest granted by the Transferor to the Trust in connection with the then most recently issued Note Series and (C) that such transaction will not have any material adverse impact on the Federal income tax characterization of any outstanding Note Series or Class thereof that has been the subject of a previous opinion of tax counsel or result in the Note Trust being taxable as an association or as a publicly traded partnership taxable as a corporation for Federal or applicable state tax purposes.

         Section 4. Delivery and Payment for the Collateral Certificates. The Trustee shall deliver the Collateral Certificates when authenticated in accordance with Section 6.2 of the Agreement. For convenience, the Collateral Certificate shall be registered in the name of Indenture Trustee, notwithstanding that the Collateral Certificate shall have been initially issued to the Transferor, transferred by the Transferor to Issuer pursuant to the Transfer and Servicing Agreement and pledged by Issuer to Indenture Trustee pursuant to the Master Indenture.

         Section 5. Form of Delivery of Collateral Certificates.

         (a) The Collateral Certificates shall be delivered as Registered Certificates, substantially in the form of Exhibit A hereto.

         (b) Each Collateral Certificate shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

         (c) For purposes of voting with respect to any consent or other matter under the Agreement or this Series Supplement, each class of notes included in any Note Series shall be deemed to be a Class of Certificates in the related Collateral Series, and the provisions for voting by beneficial owners of such notes specified in the Indenture shall apply mutatis mutandis to voting under the Agreement and this Series Supplement.

         (d) The Collateral Certificates may not be sold, participated, transferred, assigned or otherwise pledged or conveyed in whole or in part except as provided in the Transfer and Servicing Agreement and the Indenture.

         Section 6. Article IV of Agreement. Any provisions of Article IV of the Agreement which provide for the distribution of Collections to the Transferor on the basis of the Transferor Percentage shall continue to apply irrespective of the issuance of the Collateral Certificates. Section 4.1 of the Agreement shall read in its entirety as provided in the Agreement. The remainder of Article IV of the Agreement shall read in its entirety as follows and shall be applicable only to the Collateral Certificates:

                                   ARTICLE IV
                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 4.2 Allocations. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate from the Collection Account to the Collateral Series related to each Note Series the amounts specified in the related Indenture Supplement, which amounts shall be deposited or otherwise applied as provided in such Indenture Supplement.

         Section 7. Early Amortization Events and Events of Default. In addition to the Early Amortization Events specified in Section 9.1 of the Agreement, the Early Amortization Events applicable to each Collateral Series shall be the Early Amortization Events specified in the related Indenture Supplement, as well as the Early Amortization Events specified in the Indenture. In addition, each Note Series will have the benefit of applicable "Events of Default," as defined in the Indenture. Upon the occurrence of an applicable Event of Default, the Indenture Trustee shall have the right to foreclose upon a portion of the Receivables, as defined (and subject to the limitations stated) in the Indenture notwithstanding the continuing existence of the Trust, and the Trustee shall cooperate with the Indenture Trustee in the exercise of such right.

         Section 8. Modification to and Ratification of Agreement. For purposes of this Supplement and each Collateral Series:

         (a) Notwithstanding anything to the contrary in Section 3.2 of the Agreement, the Servicing Fee payable with respect to each Note Series and the related Collateral Series shall be solely as set forth in the related Indenture Supplement; and

         (b) Sections 3.7 and 12.2(c) of the Agreement shall not be applicable to any Collateral Series.

         (c) The following definitions shall apply:

         "Default Amount" means, for any Collection Period, the aggregate amount of Principal Receivables (other than Ineligible Receivables) in all Accounts which became Defaulted Accounts during such Collection Period (determined in each case as of the date on which the related Account became a Defaulted Account) minus Recoveries, if any, received during such Collection Period; provided, however, that the Default Amount shall not be less than zero.

         "Excess Recoveries" means, with respect to any Collection Period, all Recoveries received during such Collection Period in excess of the Default Amount for such Collection Period (calculated without deducting such Recoveries in calculating the Default Amount for such Collection Period).

         "Finance Charge Receivables" means (i) Receivables created in respect of Finance Charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges and all other fees and charges on the Accounts (other than Insurance Charges) and (ii) Discount Option Receivables. Collections of Finance Charge Receivables with respect to any Collection Period shall be deemed to include (i) all Excess Recoveries, if any, received during such Collection Period, (ii) the Interchange Amount, if any, with respect to such Collection Period and (iii) all interest and other investment earnings (net of losses and investment expenses), if any, received during such Collection Period on funds on deposit in the Excess Funding Account.

         In addition, to the extent that the terms of this Series Supplement (directly or as supplemented by any Indenture Supplement) are deemed to be inconsistent with the terms of the Agreement, this Series Supplement shall be deemed to modify or amend the terms of the Agreement solely as applied to each Collateral Series affected by any such inconsistency, as permitted by Section 6.9(c) of the Agreement. Otherwise, as supplemented by this Series Supplement (and the various Indenture Supplements executed form time to time), the Agreement is in all respects ratified and confirmed and the Agreement as so amended and supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument; provided, however, that pursuant to
Section 9.2(a) of the Agreement, the Trustee shall sell the portion of the Receivables allocable to each Collateral Series unless instructed not to sell, dispose of or otherwise liquidate the Receivables by holders of interests aggregating more than 50% of each Class of each Series (including a majority in interest in each collateral indebtedness interest or collateralized trust obligation), each holder of an interest in the Transferor Interest other than the Transferor and any other Person specified in a Supplement.

         Section 9. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         Section 10. Governing Law. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11. Concerning the Trustee. In acting hereunder, the Trustee shall be afforded the rights, privileges, immunities and indemnities set forth in Article XI of the Agreement as if fully set forth herein.

         IN WITNESS WHEREOF, the parties have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                             DC FUNDING INTERNATIONAL, INC.,
                             as Transferor

                             By: /s/ Philip J. Dunn
                                 Name:  Philip J. Dunn
                                 Title: Vice President

                             FIRST NORTH AMERICAN NATIONAL BANK
                             as Servicer

                             By: /s/ Michael T. Chalifoux
                                 Name:  Michael T. Chalifoux
                                 Title: President

                             JPMORGAN CHASE BANK,
                             not in it individual capacity but solely as Trustee


                             By: /s/ Patricia M.F. Russo
                                 Name:  Patricia M.F. Russo
                                 Title: Vice President

                                    EXHIBIT A
                                       to
                          COLLATERAL SERIES SUPPLEMENT

                         FORM OF COLLATERAL CERTIFICATE

No. C-1

                         FNANB CREDIT CARD MASTER TRUST
                             COLLATERAL CERTIFICATE

Evidencing an undivided interest in the FNANB Credit Card Master Trust, the corpus of which consists of a portfolio of receivables created under credit card accounts originated by FIRST NORTH AMERICAN NATIONAL BANK ("FNANB") and other assets and interests constituting the trust under the Pooling and Servicing Agreement described below.

 (Not an interest in or obligation of FNANB or DC Funding International, Inc.)

         This certifies that JPMorgan Chase Bank, as Indenture Trustee (the "Certificateholder"), is the registered owner of an undivided interest in the FNANB Credit Card Master Trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under certain credit card accounts originated by FNANB and transferred to the Trust, all monies due or to become due with respect thereto and the other assets and interests constituting the Trust pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of December 31, 2001, as amended and supplemented, including by the Collateral Series Supplement, dated as of July 19, 2002 (collectively, the "Pooling and Servicing Agreement"), among DC FUNDING INTERNATIONAL, INC., as Transferor, FNANB, as Servicer, and JPMORGAN CHASE BANK, as Trustee.

         THIS COLLATERAL CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, FNANB OR DC FUNDING INTERNATIONAL, INC., A DELAWARE CORPORATION, AND NONE OF THIS COLLATERAL CERTIFICATE, THE RECEIVABLES AND THE ACCOUNTS IS INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. THIS COLLATERAL CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS WITH RESPECT TO THE RECEIVABLES, ALL AS MORE SPECIFICALLY SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

         To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Collateral Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of its acceptance hereof assents and by which the Certificateholder is bound.

         This Certificate represents a series of Certificates entitled "Collateral Certificates" (the "Collateral Certificates"), which represents an undivided interest in the Trust.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature of a duly authorized signatory, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Transferor has caused this Collateral Certificate to be duly executed under its official seal.

                                         DC FUNDING INTERNATIONAL, INC.


                                         By:____________________________________
                                            Name:
                                            Title:

                     Trustee's Certificate of Authentication

         This is one of the Collateral Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                       JPMORGAN CHASE BANK,
                                       as Trustee

                                       By:______________________________________
                                                  Authorized Officer

                                       1